SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                  FORM 8-K/A



                                 CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





      Date of Report (Date of earliest event reported):  June  19, 2002
                                                       ------------------



                              EAGLE SUPPLY GROUP, INC.
              ------------------------------------------------------
              (Exact Name of Registrant as Specified in its Charter)




         Delaware                   000-25423             13-3889248
----------------------------     ----------------    ----------------------
(State or Other Jurisdiction     (Commission File        (IRS Employer
      Incorporation)                Number)          Identification Number)




122 East 42nd Street, Suite 1116, New York, NY                   10168
----------------------------------------------                ----------
  (Address of Principal Executive Offices)                    (Zip Code)



    Registrant's telephone number, including area code:   (212) 986-6190
                                                        ------------------

Item 9.   Regulation FD Disclosure.

     In response to analysts' requests, set forth below is more detailed information regarding the business, operations, and plans of Eagle Supply Group, Inc. (referred to herein as "us", "our", "we", the "Company", or "Eagle Supply"). This information is intended to supplement and add to the disclosures contained in the Company's previous filings with the Securities and Exchange Commission (the "Commission") and not to replace such disclosures. Accordingly, the disclosures provided herein should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and our quarterly reports on Form 10-Q for the quarters ended September 30, 2001, December 31, 2001, and March 31, 2002, each of which are incorporated herein by reference. Although all material information about us has been fully described as required in our prior filings with the Commission, we have decided to provide the additional level of detail requested by the analysts in an effort to assist the investment community in evaluating the Company.

Background

     Eagle Supply, with its corporate offices in New York and operations headquartered in Mansfield, Texas, believes it is one of the largest wholesale distributors of residential roofing and masonry supplies and related products in the United States. We sell primarily to contractors and subcontractors engaged in roofing repair and construction of new residences and commercial properties through our own distribution facilities and direct sales force. Although our revenues are subdivided into several categories, historically approximately 70% of our revenues have been derived from sales to contractors and subcontractors engaged in re-roofing or repair and 30% from new construction. Additionally, approximately 90% of our revenues are derived from the sale of residential building products and only 10% from the sale of commercial products. Moreover, our product mix is heavily weighted to roofing supplies and related products, with 87% of revenues derived from roofing products and 13% from masonry, drywall, and plywood products. We currently operate a network of 33 distribution centers in 10 states, which consists of locations in Texas (11), Florida (9), Colorado (5), Alabama (2), and one each in Illinois, Indiana, Minnesota, Mississippi, Missouri, and Nebraska.

     We operate our business through two wholly-owned subsidiaries. These subsidiaries are Eagle Supply, Inc. ("Eagle Sub") and JEH/Eagle Supply, Inc. ("JEH"). Eagle Sub distributes roofing supplies and related products to contractors engaged in residential and commercial roofing repair and the construction of new residential and commercial properties. Through its 12 distribution centers and direct sales force, Eagle Sub sells to more than 4,500 customers in Florida, Alabama, and the southern portions of Georgia and Mississippi. Eagle Sub does not sell masonry products. JEH has 21 distribution centers from which it sells its products to more than 4,400 customers located in Texas, Colorado, Illinois, Indiana, Minnesota, Missouri, and Nebraska. JEH sells roofing, masonry, and drywall products to contractors and builders in Texas and sells primarily roofing products in the six other states.

     Eagle Supply employs approximately 574 full-time employees, including 6 executives, 29 managerial employees, 110 salespersons, 312 warehouse persons, drivers, and helpers, and 117 clerical and administrative persons. Between our two subsidiaries, we have approximately 550 units of equipment from conveyor trucks to material handlers and forklifts. The type of equipment differs from site to site due to the type of delivery market and other factors. Certain markets are referred to as "roof load" in which the supplier loads the building materials on the roof on the job site rather than the ground. This type of delivery requires trucks with cranes or conveyor systems and other such equipment, which are more expensive and increase potential liability.

Distribution Centers

     Our typical distribution center consists of showroom space, office space, warehouse and receiving space, secure outdoor holding space, and receiving and shipping facilities, including loading docks. Distribution centers range in size from approximately 10,000 to 110,000 square feet of indoor space, with a typical size of approximately 30,000 square feet of indoor office and storage space and additional outdoor storage. Currently, our largest distribution center based on sales is located in Mansfield, Texas, and also houses the Company's operational headquarters.

     Each distribution center location is managed by a distribution center manager who oversees the center's employees, including various sales and office personnel, as well as delivery and warehouse personnel. The Company requires that each distribution center develop a sales strategy specific to the local market but maintains direction of the region in directing sale efforts and altering the product mix of a given center to meet local market demands and Company objectives. Our internal management and administration computer software provides data which allows our executives to view sales and inventory in real time and monthly and other periodic operations and profitability reports from all 33 distribution centers. A low performing or unprofitable distribution center will be shut down unless management expects a turn-around in sales or profitability. The Company operates smaller-sized distribution centers with roughly $200,000 to $300,000 in monthly sales if such center continues to service important customers and generate an acceptable return on investment.

     We operate two types of distribution centers: "Greenfield" or "Storm" distribution centers. Greenfield centers are distribution centers in areas where our market analysis indicates a potential for strong and sustainable demand for our products over the long term.
The opening of a Greenfield center typically requires approximately six months of planning and a net capital investment by the Company of approximately $650,000 - $750,000 per center. Our management analyzes a Greenfield opportunity on the basis of competition, number of roofs, type of market ("ground" or "roof" load), and availability of qualified personnel, among other factors. The Company is currently analyzing several new markets, and we may consider opening new Greenfield centers in future fiscal years.

     The Company's "Storm" centers are opened by the Company to service areas recently affected by severe or catastrophic weather conditions such as hailstorms and hurricanes. Sales of building and roofing products increase dramatically during and after severe storms, especially sizeable hurricanes and hail storms, which can cause a significant amount of roof damage. This sharp increase in demand provides an opportunity for the Company to generate additional revenues. New Storm centers typically require a net capital investment by the Company of approximately $650,000 to $1,000,000 or more in inventory, equipment, and other expenditures and may be staffed by personnel from our other centers. The amount of this net capital investment can vary widely depending on many circumstances. After the sales from reconstruction and reroofing generated by the storm related demand slow down, Storm centers generally are closed and the remaining inventory returned to one of the Company's other distribution centers. Because the opening of a Storm center is in response to the occurrence of extreme weather conditions and other factors, the Company cannot anticipate how many new Storm centers will be opened, if any. On occasion, the Company may determine that the market area in which a Storm center is located will support a permanent distribution center. In that event, the distribution center is not closed but becomes part of the distribution center network of the Company.

Products

     Roofing and Related Products

     Eagle Supply distributes a variety of roofing supplies and related products and accessories for use in commercial and residential roofing renovation and repair, new home, and new commercial
construction.   The following is a sampling of our roofing and related
supplies product offerings:

*    Residential Roofing Products:  shingles (asphalt, cedar, ceramic,
     -----------------------------
     slate, clay, concrete, cement fibered, fiberglass, tile), felt, installation, waterproof underlying, and ventilation systems.

*    Commercial Roofing Products:  asphalt, fiberglass rolls (including
     ----------------------------
     fire retardant), organic rolls, insulation, cements, tar, other coatings, single plies, modified bitumen, and roll roofings.

*    Sheet Metal Products:  aluminum, copper, galvanized, and stainless
     ---------------------
     sheet metal.

*    Drywall/Plywood Products:  sheet rock and plywood.
     -------------------------

*    Slate and Antique Tile:  black slates, Vermont and other slates,
     -----------------------
     historical slates, antique clay tile, new clay tile, Ludowici clay tile, and antique tile.

*    Other Retail Products:  tools, nails and accessory products.
     ----------------------


     Masonry Products

     Eagle Supply distributes a variety of cement and masonry supplies and related products and accessories for use in residential and commercial construction. The following is a sampling of our masonry supply product offerings:

*    Concrete and Masonry Products:  Portland cement, masonry cement,
     ------------------------------
     sand, gravel, underwater cement, concrete, and asphalt "patching" compounds.

*    Angle Iron:  iron forged at 90 degree angle cut to customer's
     -----------
     specifications.

*    Brick and Stones:  bricks, used bricks, firewall bricks, "cultured"
     -----------------
     (man-made) stones in a variety of colors and shades, cinder blocks, and glass blocks.

*    Fireplace Products:  fireboxes, dampers, flues, fireplace tools, and
     -------------------
     accessories.

*    Swimming Pool Products:  cements and molds used in pool
     -----------------------
     construction.


Purchasing

     Eagle Supply purchases its products directly from over 40 major manufacturers, including GAF, Tamko, Atlas, Elk Corporation of America, Owens Corning, Johns Manville, and Certainteed. Payment, discount, and volume purchase programs are negotiated directly by the Company with its major suppliers, with a significant portion of the Company's purchases made from suppliers offering discount programs.

Sales and Marketing

     The Company's sales staff reports to their local distribution center managers and regional sales managers and are supported by inside customer service representatives at the distribution center or at the main administration center in Mansfield, Texas. Additional sales support comes from a number of regional sales and merchandising managers who educate the Company's sales personnel regarding technical specifications and how to market and sell products recently added to our product line. Our marketing and advertising efforts, although nominal, are targeted towards local markets, generally consisting of advertisements in regional trade magazines. The Company's suppliers such as GAF have a vested interest in marketing their products to the end user; therefore, they provide a wide variety of promotional material including instructional videos, product and educational materials, and in-store displays. Additionally, the suppliers heavily market their products in industry publications, contractors' trade magazines, and trade shows.

Infrastructure and Technology

     Eagle Supply maintains a computer system and software from J.D. Edwards for internal inventory, sales management, and financial control and planning. Eagle Supply maintains this centralized computer and data processing system to support decision making at many levels of operations from checking a customer's credit to inventory controls to accounts receivable credit and collections. This system helps each distribution center respond to specific customer needs and local market demand. Centralizing key functions helps top management achieve economies of scale and maximize profitability for the organization as a whole. Company executives are able to view monthly and other periodic profitability and other financial data of any individual distribution center. This type of quick reporting is essential in the Company's ability to react to severe weather conditions and open Storm centers. Additionally, the Company recently invested in implementing the At-Road GPS tracking system for its delivery trucks to improve and control the Company's through-put of deliveries. The system runs on the Nextel backbone and allows for exact positioning and tracking of the Company's 100 plus vehicles. We believe that the cost per truck per month, which includes lifetime free upgrades, is reasonable. The Company already has the package implemented in all 21 of its JEH facilities and expects to have the system implemented in almost all of its other facilities by January 1, 2003.

Competition

     We continue to face substantial competition in the wholesale distribution of roofing, drywall, cement and masonry supplies and related products from a variety of different competitors. We anticipate continued future competition to come primarily from the larger companies in the marketplace such as American Builders & Contractors Supply Co. Inc., Bradco Supply Corporation, Allied Building Products Co., among others.

Business Strategy

     The Company intends to continue to operate its business as it has in the past and will seek to identify attractive acquisition opportunities. However, there can be no assurance that we will be able to locate any such acquisition candidates and, if so identified, that we will be able successfully to negotiate and consummate an acquisition transaction on terms favorable to the Company or at all. In addition, from time to time we have been approached about a potential sale of the Company. Although we are not currently seeking a sale of the Company and none of these preliminary indications of interest have resulted in any sustained negotiations or offers at acceptable terms and values, we may, in the future, consider firm offers that maximize shareholder value if deemed appropriate at the time.

Financial Condition and Capital Expenditures

     In response to analysts' requests, set forth below is additional detail regarding certain aspects of our financial condition, liquidity, and capital expenditures. As indicated above, this discussion supplements prior disclosures made by the Company in its prior filings with the Commission which have been incorporated herein by reference and should be read in conjunction therewith.

     Capital Expenditures:

     The Company currently intends to spend approximately $1 million per year for equipment such as additional computer equipment, delivery trucks, forklifts, and material handlers, through 2005 (although this amount may vary from year to year based on future circumstances).

     Depreciation and Amortization:

     Of the Company's approximately 550 units of delivery and material handling equipment, approximately 85% are leased and, depending on the actual unit, average six to ten years or so of useful life.

     Liquidity:

     Currently, Eagle Supply is in discussions to refinance our asset-based credit facility of $45 million to obtain more favorable terms and to increase the credit line to $60 million. We anticipate completing these discussions and negotiating a revised credit facility in the first quarter of 2003.

     Accounts Receivable:

     Eagle Supply has recently hired additional personnel to manage accounts receivable. The Company grants credit to customers based on an evaluation of the customer's financial condition and other factors and, in certain instances, obtains collateral in the form of liens on both business and personal assets of its customers as well as the project on which the Company's materials are installed.


                  #       #        #        #        #

     This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as statements relating to our financial condition, results of operations, plans, objectives, future performance and business operations. Such forward-looking statements reflect management's current expectations, beliefs, estimates, and projections regarding the Company, its industry, and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) which could cause actual results to differ materially from those anticipated. These forward-looking statements are typically identified by words or phrases such as "believes", "expects", "anticipates", "plan", "estimates", "approximately", "intend", and other similar words and phrases, or future or conditional verbs such as "will", "should", "would", "could", and "may". Although we believe our expectations are based on reasonable assumptions and estimates, forward-looking statements involve known and unknown risks, uncertainties, contingencies, and other factors that could cause our or our industry's actual results, level of activity, performance or achievement to differ materially from those discussed in or implied by any forward-looking statements made by or on behalf of the Company. These risks, uncertainties, and other factors include, among others: general economic and market conditions, either nationally or in the markets where we conduct our business, may be less favorable than expected; inability to find suitable equity or debt financing when needed on terms commercially reasonable to us; inability to locate suitable facilities or personnel to open or maintain distribution center locations; inability to identify suitable acquisition candidates or, if identified, an inability to consummate any such acquisitions; interruptions or cancellation of sources of supply of raw materials or significant increases in the costs of such supplies; changes in the cost or pricing of, or consumer demand for, our or our industry's distributed products; an inability to collect our accounts or notes receivables when due or within a reasonable period of time after they become due and payable; a significant increase in competitive pressures; changes in accounting policies and practices, as may be adopted by regulatory agencies as well as the Financial Accounting Standards Board; and other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and as described from time to time by the Company in other reports and registration statements filed by it with the Securities and Exchange Commission. Any forward-looking statement speaks only to the date on which the statement is made and the Company disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.


Although the Company has provided the additional information contained in this Current Report on Form 8-K/A in response to analysts' requests, it is the policy of the Company to NOT make or disclose any projections, estimates, or predictions with respect to future financial performance or results. Accordingly, the Company disclaims any such use made of these materials, if any, and specifically disclaims that it has or will give any guidance as to projections, estimates, or predictions relating to our future financial results, and we express no view as to any analysis made with respect to any such future financial projections, estimates, or predictions.

                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EAGLE SUPPLY GROUP, INC.



Date:  June 24, 2002                  By:   /s/ Douglas P. Fields
                                         ----------------------------
                                         Douglas P. Fields
                                         Chief Executive Officer